EX-99.B11
                                                Exhibit 24(b)(11)


KPMG Peat Marwick LLP

4200 Norwest Center
90 South Seventh Street
Minneapolis, MN  55402


Independent Auditors' Report

The Board of Directors
Voyageur Tax-Free Funds, Inc.
Voyageur Intermediate Tax-Free Funds, Inc.
Voyageur Insured Funds, Inc.
Voyageur Investment Trust
Voyageur Investment Trust II
Voyageur Mutual Funds, Inc.
Voyageur Mutual Funds II, Inc.:


We consent to the use of our reports dated February 14, 1997 incorporated herein by reference and to the reference of our Firm under the heading "FINANCIAL STATEMENTS" in the Statement of Additional Information.

                              /s/KPMG Peat Marwick LLP
                                  KPMG Peat Marwick LLP

Minneapolis, Minnesota
April 27, 1998








Member Firm of
          Klynveld Peat Marwick Goerdeler
KPMG Peat Marwick LLP

4200 Norwest Center
90 South Seventh Street
Minneapolis, MN  55402





Independent Auditors' Report

The Board of Directors and Shareholders
Voyageur Tax-Free Funds, Inc.
Voyageur Intermediate Tax-Free Funds, Inc.
Voyageur Insured Funds, Inc.
Voyageur Investment Trust
Voyageur Investment Trust II
Voyageur Mutual Funds, Inc.
Voyageur Mutual Funds II, Inc.:


We have audited the accompanying statements of changes in net assets of Voyageur Tax-Free Arizona Fund, Voyageur Tax-Free California Fund, Voyageur Tax-Free Idaho Fund, Voyageur Tax-Free Iowa Fund, Voyageur Minnesota High Yield Municipal Bond Fund, Voyageur National High Yield Municipal Bond Fund, Voyageur Tax-Free New York Fund, Voyageur Tax-Free Wisconsin Fund (portfolios within Voyageur Mutual Funds, Inc.); Voyageur Tax-Free California Insured Fund, Voyageur Tax-Free Florida Fund, Voyageur Tax-Free Florida Insured Fund, Voyageur Tax-Free Kansas Fund, Voyageur Tax-Free Missouri Fund, Voyageur Tax-Free New Mexico Fund, Voyageur Tax-Free Oregon Insured Fund, Voyageur Tax-Free Utah Fund, Voyageur Tax-Free Washington Insured Fund (portfolios within Voyageur Investment Trust); Voyageur Tax-Free Arizona Insured Fund, Voyageur Minnesota Insured Fund, (portfolios within Voyageur Insured Funds, Inc.); Voyageur Tax-Free Minnesota Fund, Voyageur Tax-Free North Dakota Fund, (portfolios within Voyageur Tax-Free Funds, Inc.); Voyageur Tax-Free Florida Intermediate Fund (a portfolio within Voyageur Investment Trust II); Voyageur Tax-Free Minnesota Intermediate Fund, (a portfolio within Voyageur Tax-Free Funds, Inc.); and Voyageur Tax-Free Colorado Fund (a portfolio within Voyageur Mutual Funds II, Inc.) for the year ended December 31, 1996, and the financial highlights for the periods ended prior to or on December 31, 1996. The statements of changes in net assets and the financial highlights are the responsibility of Fund management. Our responsibility is to express an opinion on the statements of changes in net assets and the financial highlights based on our audits.


Member firm of
          KPMG International
KPMG Peat Marwick LLP

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and the financial highlights referred to above present fairly, in all material respects, the changes in net assets of and financial highlights of the aforementioned funds for the periods ended prior to or on December 31, 1996, in conformity with generally accepted accounting principles.

                              /s/KPMG Peat Marwick LLP
                                  KPMG Peat Marwick LLP

Minneapolis, Minnesota
February 14, 1997

Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions
 Financial Highlights in the Prospectus and Financial Statements in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 26 to the Registration Statement (Form N-1A) (No. 2-99266) of Voyageur Intermediate Tax-Free Funds, Inc. (comprised of Delaware-Voyageur Tax-Free Minnesota Intermediate Fund) of our report dated February 16, 1998, included in the 1997 Annual Report to shareholders.

                              /s/Ernst & Young LLP
                              Ernst & Young LLP


Philadelphia, Pennsylvania
April 24, 1998

Report of Independent Auditors

To the Shareholders and Board of Directors
Voyageur Tax-Free Funds, Inc. - Delaware-Voyageur Tax-Free  Minnesota
     Fund
Voyageur Insured Funds, Inc. - Delaware-Voyageur Minnesota  Insured
     Fund
Voyageur Intermediate Tax-Free Funds, Inc. - Delaware-Voyageur   Tax-
Free Minnesota Intermediate Fund
Voyageur Mutual Funds, Inc. - Delaware-Voyageur Minnesota High   Yield
     Municipal Bond Fund

We have audited the accompanying statements of net assets of Tax-Free Minnesota Fund, Minnesota Insured Fund, Tax-Free Minnesota Intermediate Fund and Minnesota High Yield Municipal Bond Fund (the Funds ) as of December 31, 1997, and the related statements of operations, the statements of changes in net assets and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Funds management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The statements of changes in net assets for the year ended December 31, 1996 and the financial highlights for the periods presented through December 31, 1996 were audited by other auditors whose report dated February 14, 1997 expressed an unqualified opinion on those statements and financial highlights.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 1997, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 1997 financial statements and financial highlights present fairly, in all material respects, the financial position of each of the respective Funds at December 31, 1997, and the results of their operations, the changes in their net assets and their financial highlights for the year then ended, in conformity with generally accepted accounting principles.

                                   /s/ Ernst & Young LLP
                                   Ernst & Young LLP


Philadelphia, Pennsylvania
February 16, 1998